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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 1999, relating to the consolidated financial statements of HomeServices.Com Inc., of our report dated June 30, 1999, relating to the financial statements of J.C. Nichols Real Estate, of our report dated July 2, 1999, relating to the financial statements of HOME Real Estate Company of Omaha, and of our report dated July 14, 1999, relating to the financial statements of Paul Semonin Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.






Kansas City, Missouri
July 15, 1999                                  /s/ PricewaterhouseCoopers LLP